SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

April 20, 2009

PACIFIC CONTINENTAL CORPORATION
(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)
0001084717	93-1269184
(Commission File Number)	IRS Employer Identification No.

111 West 7th Avenue

Eugene, Oregon 97401

(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (541) 686-8685

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2009, Pacific Continental Corporation (the “Company”) and its subsidiary Pacific Continental Bank (the “Bank”), extended the term under the Employment Agreements dated November 9, 2007 with Hal Brown, Chief Executive Officer, and Roger Busse, President and Chief Operating Officer, respectively, by one year to April 30, 2012.  The term extensions occurred according to the annual renewal procedures set forth in the agreements, which provide that each year the executives may propose a one-year term extension to the Board of Directors of the Company and the Bank in order to re-set to the original three-year term.  The Board then determines whether to accept the extension proposal.  The term extensions do not increase potential severance benefits payable under the agreements.  Other than Messrs. Brown and Busse, no executive has an employment agreement with the Company or the Bank.

A description of the other material terms and conditions of the Employment Agreements is contained in the “Post Employment and Termination Benefits” section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 13, 2009, and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:                      April 20, 2009
PACIFIC CONTINENTAL CORPORATION By: /s/Michael A. Reynolds Michael A. Reynolds EVP/Chief Financial Officer